As filed with the Securities and Exchange Commission on November 12, 2015

Registration No. 333-55322

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_______________________________

Gildan Activewear Inc.
(Exact Name of Registrant as Specified in its Charter)
_______________________________

Canada (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (IRS Employer Identification No.)

 _______________________________
600 de Maisonneuve Boulevard West
Montréal, Québec
Canada H3A 3J2
(514) 735-2023
 (Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

_______________________________
Share Purchase Plan of Gildan Activewear Inc., as amended
(successor to the Share Purchase Plan of Gildan Activewear Inc. (U.S. Provisions))
(Full Title of the Plan)

_______________________________
Gildan USA Inc.
1980 Clements Ferry Road,
Charleston, SC 29492
(843) 606-3600
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

_______________________________
Copy to:

Donald R. Crawshaw Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

_______________________________

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-55322) filed by Gildan Activewear Inc. (the “Registrant”) on February 9, 2001 (the “Registration Statement”). The Registrant has terminated the offering of its securities pursuant to the Registration Statement. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montréal, Province of Québec, Canada, on November 11, 2015.

GILDAN ACTIVEWEAR INC.

By:	/s/ Lindsay Matthews
Name: Lindsay Matthews
Title: Vice-President, General Counsel and Corporate Secretary

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated City of Montréal, Province of Québec, Canada, on the dates indicated:

SIGNATURE	CAPACITY	DATE
/s/ Glenn J. Chamandy	President and Chief Executive Officer, Director	November 11, 2015
Glenn J. Chamandy
/s/ Rhodri J. Harries	Executive Vice-President, Chief Financial and Administrative Officer (principal financial officer)	November 11, 2015
Rhodri J. Harries
/s/ Nicolas Lavoie	Senior Vice President, Finance (principal accounting officer)	November 11, 201
Nicolas Lavoie
/s/ William d. Anderson	Chairman of the Board	November 11, 2015
William D. Anderson
/s/ Donald C. Berg	Director	November 11, 2015
Donald C. Berg
/s/ Russell Goodman	Director	November 11, 2015
Russell Goodman
/s/ Russ Hagey	Director	November 11, 2015
Russ Hagey
/s/ George Heller	Director	November 11, 2015
George Heller

SIGNATURE	CAPACITY	DATE
/s/ Anne Martin-Vachon	Director	November 11, 2015
Anne Martin-Vachon
/s/ Sheila O’Brien	Director	November 11, 2015
Sheila O’Brien
/s/ Gonzalo F. Valdes-Fauli	Director	November 11, 2015
Gonzalo F. Valdes-Fauli

SIGNATURE OF THE AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Post-Effective Amendment No. 1 to the Registration Statement in the City of Charleston, State of South Carolina on November 11, 2015.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ andrew colvin
Name: Andrew Colvin
Title: Director, Legal Affairs and Authorized Representative in the United States